Exhibit 10.1

EXECUTION COPY

AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT, dated as of April 26, 2007 (the “Agreement”) among EYEBLASTER, INC., a Delaware corporation (the “Corporation”) and the INVESTORS (as herein defined).

The Investors own or have the right to purchase or otherwise acquire shares of Common Stock (as hereinafter defined) of the Corporation. The Corporation and the Investors deem it to be in their respective best interests to set forth their rights in connection with public offerings and sales of the Common Stock and are entering into this Agreement as a condition to and in connection with the Securities Purchase Agreement (as herein defined).

NOW, THEREFORE, in consideration of the premises and mutual covenants and obligations hereinafter set forth, the Corporation and the Investors hereby agree as follows:

Section 1. Definitions.

As used in this Agreement, the following terms shall have the following meanings:

“Affiliate” means, with respect to any Person, any (a) director, officer, limited or general partner, member or stockholder holding 5% or more of the outstanding capital stock or other equity interests of such Person, (b) any spouse, parent, sibling or descendant of such Person (or a spouse, parent, sibling or descendant of a Person specified in clause (a) above relating to such Person) and (c) other Person that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person. The term “control” includes, without limitation, the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Board” means the Board of Directors of the Corporation.

“Commission” means the Securities and Exchange Commission or any other agency at the time administering the Securities Act.

“Common Holder” means any Investor with respect to the shares of Common Stock it holds on the date hereof.

“Common Stock” means the shares of common stock, $0.001 par value per share, of the Corporation.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect from time to time.

“IPO” shall mean the Corporation’s initial registration of shares of Common Stock pursuant to a registration statement filed under the Securities Act.

“Investors” means the holders of Restricted Shares identified on Annex I hereto and includes any successor to, or assignee or transferee of, any such Person who or which agrees in writing to be treated as an Investor hereunder and to be bound by the terms and comply with all applicable provisions hereof.

“Other Shares” means at any time those shares of Common Stock which do not constitute Primary Shares or Registrable Shares hereunder.

“Person” shall be construed in the broadest sense and means and includes a natural person, a partnership, a corporation, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization and any other entity and any federal, state, municipal, foreign or other government, governmental department, commission, board, bureau, agency or instrumentality, or any private or public court or tribunal.

“Preferred Holder” means any Investor holding shares of Preferred Stock.

“Preferred Stock” means the shares of Series A-1 Convertible Preferred Stock, $.001 par value, of the Corporation.

“Primary Shares” means, at any time, authorized but unissued shares of Common Stock.

“QIPO” has the meaning set forth in the Amended and Restated Certificate of Incorporation of the Corporation.

“Registrable Shares” means the shares of Common Stock held by an Investor which constitute Restricted Shares.

“Restricted Shares” means (i) shares of Common Stock held by any Investor, and (ii) any other securities held by such Investor which by their terms are exercisable or exchangeable for, or convertible into, shares of Common Stock (including exercised or unexercised warrants for shares of Preferred Stock or shares of Common Stock or convertible debt securities). As to any particular Restricted Shares, once issued, such Restricted Shares shall cease to be Restricted Shares when (i) they have been registered under the Securities Act, the registration statement in connection therewith has been declared effective and they have been disposed of pursuant to such effective registration statement, (ii) they are eligible to be sold or distributed pursuant to Rule 144 (including, without limitation, Rule 144(k)) in a single transaction by any Investor without limitation, or (iii) they shall have ceased to be outstanding.

“Registration Date” means the date upon which the registration statement pursuant to an IPO or a QIPO shall have been declared effective.

“Rule 144” means Rule 144 promulgated under the Securities Act or any successor rule thereto or any complementary rule thereto (such as Rule 144A).

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

“Securities Purchase Agreement” means the Series A-1 Convertible Preferred Stock Purchase Agreement dated as of April 16, 2007, among the Corporation and the Preferred Holders, as the same may be modified, supplemented or amended from time to time.

“Stockholders Agreement” means the Amended and Restated Stockholders’ Agreement dated as of the date hereof among the Corporation and the Stockholders (as defined therein) party thereto.

Section 2. Required Registration.

(a) (i) At any time after the date which shall be 180 days after the Registration Date of an IPO, if holders of at least a majority of Registrable Shares owned by the Preferred Holders shall request that the Corporation effect the registration of Registrable Shares under the Securities Act (a “Demand Registration”), the Corporation shall promptly use its reasonable best efforts to effect the registration under the Securities Act of such Registrable Shares; and

(ii) at any time after 180 days following the date on which the Preferred Holders shall have effected a Demand Registration pursuant to Section 2(a)(i) above, the holders of at least a majority of the shares of Common Stock owned by the Common Holders shall have the right to a Demand Registration.

(b) Notwithstanding anything contained in this Section 2 to the contrary, the Corporation shall not be obligated to effect any registration under the Securities Act except in accordance with the following provisions:

(i) The Corporation shall not be obligated to file and cause to become effective (A) more than one registration statement initiated pursuant to Section 2(a)(i) above on Form S-1 promulgated under the Securities Act (or any successor form thereto) and ; (B) more than one registration statement initiated pursuant to Section 2(a)(ii) above on Form S-1 promulgated under the Securities Act (or any successor form thereto).

(ii) The Corporation may delay the filing or effectiveness of any registration statement for a period of up to 45 days after the date of a request for registration pursuant to Section 2 (a) if at the time of such request: (X) the Corporation is engaged, or has fixed plans to engage within 30 days of the time of such request, in an underwritten public offering of Primary Shares in which the holders of Registrable Shares have been or will be permitted to include all the Registrable Shares so requested to be registered pursuant to Section 3 or (Y) the Board reasonably determines that such registration and offering would interfere with any material transaction involving the Corporation; provided, however, that the Corporation shall only be entitled to invoke its rights under this Section 2(b)(ii)(Y) one time during the duration of this Agreement.

(iii) With respect to any registration pursuant to this Section 2, the Corporation shall give notice of such registration to the Investors who do not request registration hereunder and the Corporation may include in such registration any Primary Shares or Other Shares; provided, however, that if the managing underwriter advises the Corporation that the inclusion of all Registrable Shares, Primary Shares and/or Other

Shares proposed to be included in such registration would interfere with the successful marketing (including pricing) of the Registrable Shares proposed to be included in such registration, then the number of Registrable Shares, Primary Shares and/or Other Shares proposed to be included in such registration shall be included in the following order:

(A) first, the Registrable Shares owned by the Holders that have initiated the Demand Registration (on a pro rata basis amongst them);

(B) second, the Registrable Shares owned by the other Holders of Registrable Shares (on a pro rata basis amongst them);

(C) third, the Primary Shares; and

(D) fourth, the Other Shares.

(iv) If the holders of the Registrable Shares requesting to be included in a registration pursuant to Section 2(a) so elect, the offering of such Registrable Shares pursuant to such registration shall be in the form of an underwritten offering. The holders of Registrable Shares requesting such registration shall select (by a majority vote) one or more nationally recognized firms of investment bankers reasonably acceptable to the Corporation to act as the lead managing underwriter or underwriters in connection with such offering.

(v) At any time before the registration statement covering such Registrable Shares becomes effective, the holders of a majority of such shares may request the Corporation to withdraw or not to file the registration statement. In that event, unless such request of withdrawal was caused by, or made in response to, a material adverse effect or a similar event related to the business, properties, condition, or operations of the Corporation not known (without imputing the knowledge of any other Person to such holders) by the holders initiating such request at the time their request was made, or other relevant material facts not known to such holders at the time their request was made, the holders shall be deemed to have used their registration rights under Section 2(a).

Section 3. Piggyback Registration.

(a) If the Corporation at any time after the date which shall be 180 days after the date of the consummation of an IPO proposes for any reason to register Primary Shares or Other Shares under the Securities Act (other than on Form S-4 or Form S-8 promulgated under the Securities Act (or any successor forms thereto)), it shall give written notice to the Investors of its intention to so register such Primary Shares or Other Shares at least 30 days before the initial filing of the registration statement related thereto and, upon the request, delivered to the Corporation within 20 days after delivery of any such notice by the Corporation, of the Investors to include in such registration Registrable Shares (which request shall specify the number of Registrable Shares proposed to be included in such registration), the Corporation shall use its reasonable best efforts to cause all such Registrable Shares to be included in such registration on the same terms and conditions as the securities otherwise being sold in such registration (a “Piggyback Registration”); provided, however, that if the managing underwriter advises the

Corporation that the inclusion of all Registrable Shares requested to be included in such registration would interfere with the successful marketing (including pricing) of the Primary Shares or Other Shares proposed to be registered by the Corporation, then the number of Primary Shares, Registrable Shares and Other Shares proposed to be included in such registration shall be included in the following order:

(A) first, the Primary Shares or Other Shares that the Corporation proposes to register pursuant to the first sentence of this Section 3(a);

(B) second, the Registrable Shares owned by the Preferred Holders (on a pro rata basis amongst them); and

(C) thereafter, the Registrable Shares owned by the Common Holders (on a pro rata basis amongst them).

(b) The rights articulated in this Section 3(a) shall only apply for three years following a QIPO.

(c) The Corporation shall have the right to terminate any registration initiated by it under this Section 3 prior to the effectiveness of such registration, whether or not any holder has elected to include securities in such registration, and the Corporation shall have no liability to any of the holders in connection with such termination or withdrawal.

Section 4. Registrations on Form S-3.

(a) Anything contained in Section 2 to the contrary notwithstanding, at such time as the Corporation shall have qualified for the use of Form S-3 promulgated under the Securities Act or any successor form thereto, then all of the holders of Registrable Shares shall have the right to request an unlimited number of registrations of Registrable Shares on Form S-3 (which may, at such holders’ request, be shelf registrations pursuant to Rule 415 promulgated under the Securities Act) or its successor form, which request or requests shall (i) specify the number of Registrable Shares intended to be sold or disposed of and the holders thereof, (ii) state whether the intended method of disposition of such Registrable Shares is an underwritten offering or a shelf registration and (iii) relate to Registrable Shares having an aggregate offering price of at least $1,000,000. A requested registration on Form S-3 (or its successor form) in compliance with this Section 4 shall not count as a registration statement initiated pursuant to Section 2(a) but shall otherwise be treated as a registration initiated pursuant to Section 2(b) (including Section 2(b)(iii)); provided however that the rights articulated in this Section 4 shall only apply for five years following a QIPO.

(b) the Corporation shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 4, if the Corporation shall furnish to the Investors a certificate signed by the CFO of the Corporation stating that in the good faith judgment of the corporations’ Board of Directors it would be seriously detrimental to the Corporation for such Form S-3 registration statement to be effected at such time, in which event the Corporation shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than ninety (90) days after receipt of the request of the Investors under this Section 4; provided, however, that the Corporation shall not utilize this right more than once in any twelve (12) month period.

Section 5. Lock-Up Agreement.

In connection with the IPO or a QIPO, each Investor agrees that he, she or it, to the extent requested by a lead underwriter of its shares of Common Stock, shall not sell publicly, make any short sale of, or otherwise dispose publicly of, any Restricted Shares (other than those shares of Common Stock included in such registration) without the prior written consent of the Corporation, for a period (the “Lockup Period”) designated by the Corporation in writing to the Investors, which period shall begin not more than 2 days prior to the Registration Date and shall not last more than 180 days after the Registration Date; provided, however, that all executive officers, directors and Qualified Stockholders (as such term is defined in the Stockholders Agreement) must agree to a Lockup Period of at least the same duration and on substantially similar terms.

Section 6. Preparation and Filing.

If and whenever the Corporation is under an obligation pursuant to the provisions of this Agreement to effect the registration of any Registrable Shares, the Corporation shall, as expeditiously as practicable:

(a) prepare and (within 30 days after the end of the period within which requests for registration may be given to the Corporation, unless the failure to file within such 30 days period occurs due to matters outside the Corporation’s control, in which case as soon as practicable) file with the Commission a registration statement with respect to such Registrable Shares and thereafter use its reasonable best efforts to cause a registration statement that registers such Registrable Shares to become and remain effective until the earlier of (i) the date on which all of such Registrable Shares have been disposed of and (ii) the one year (or, in the case of a registration statement under Form S-3, two year) anniversary of the effectiveness of such registration statement;

(b) furnish, at least five business days before filing a registration statement that registers such Registrable Shares, a prospectus relating thereto or any amendments or supplements relating to such a registration statement or prospectus, to one counsel selected by the holders of Registrable Shares requesting such registration (the “Investors’ Counsel”), including copies of all such documents proposed to be filed (it being understood that such five-business-day period need not apply to successive drafts of the same document proposed to be filed so long as such successive drafts are supplied to the Investors’ Counsel in advance of the proposed filing by a period of time that is customary and reasonable under the circumstances);

(c) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective during the period specified in Section 6(a) and to comply with the provisions of the Securities Act with respect to the sale or other disposition of such Registrable Shares;

(d) notify in writing the Investors’ Counsel (i) of the receipt by the Corporation of any notification with respect to any comments by the Commission with respect to such registration statement or prospectus or any amendment or supplement thereto or any request by the Commission for the amending or supplementing thereof or for additional information with respect thereto, (ii) of the receipt by the Corporation of any notification with respect to the issuance by the Commission of any stop order suspending the effectiveness of such registration statement or prospectus or any amendment or supplement thereto or the initiation or threatening of any proceeding for that purpose and (iii) of the receipt by the Corporation of any notification with respect to the suspension of the qualification of such Registrable Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purposes;

(e) use its reasonable best efforts to register or qualify such Registrable Shares under such other securities or blue sky laws of such jurisdictions as the holders of Registrable Shares reasonably request and do any and all other acts and things which may be reasonably necessary or advisable to enable the Investors to consummate the disposition in such jurisdictions of the Registrable Shares owned by the Investors; provided, however, that the Corporation will not be required to qualify generally to do business, subject itself to general taxation or consent to general service of process in any jurisdiction where it would not otherwise be required to do so but for this paragraph (e);

(f) furnish to the Investors such number of copies of a summary prospectus, if any, or other prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as such Investors may reasonably request in order to facilitate the public sale or other disposition of such Registrable Shares;

(g) without limiting subsection (e) above, use its reasonable best efforts to cause such Registrable Shares to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Corporation to enable the Investors holding such Registrable Shares to consummate the disposition of such Registrable Shares;

(h) notify the Investors holding such Registrable Shares on a timely basis at any time when a prospectus relating to such Registrable Shares or any document related thereto includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing and, at the request of the Investors prepare and furnish to such Investors a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the offerees of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

(i) make available upon reasonable notice and during normal business hours, for inspection by the Investors holding such Registrable Shares, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by the Investors or underwriter (collectively, the “Inspectors”), all pertinent financial and other records, pertinent documents and properties of the Corporation (collectively, the “Records”), as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Corporation’s officers, directors and employees to supply all information (together with the Records, the “Information”) reasonably requested by any such Inspector in connection with such registration statement. Any of the Information which the Corporation determines in good faith to be confidential, and of which determination the Inspectors are so notified, shall not be disclosed by the Inspectors unless (i) the disclosure of such Information is necessary to avoid or correct a material misstatement or omission in the registration statement, (ii) the release of such Information is ordered pursuant to a subpoena or other order from a court or governmental agency or authority of competent jurisdiction, (iii) such Information has been made generally available to the public through no breach of the nondisclosure obligations of the Inspectors or their Affiliates or (iv) such disclosure is required to be made under applicable law;

(j) use its best efforts to obtain from its independent certified public accountants “cold comfort” letters in customary form and at customary times and covering matters of the type customarily covered by cold comfort letters;

(k) use its best efforts to obtain from its counsel an opinion or opinions in customary form;

(l) provide a transfer agent and registrar (which may be the same entity and which may be the Corporation) for such Registrable Shares;

(m) promptly issue to any underwriter to which the Investors holding such Registrable Shares may sell shares in such offering certificates evidencing such Registrable Shares;

(n) use its reasonable best efforts to list such Registrable Shares on any national securities exchange on which any shares of the Common Stock are listed or, if the Common Stock is not listed on a national securities exchange, use its best efforts to cause all Registrable Shares to be listed on the Nasdaq Stock Market, Inc. (“NASDAQ”) or such other national securities exchange as the holders of a majority of such Registrable Shares shall reasonably request;

(o) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission and make available to its securityholders, as soon as reasonably practicable, earnings statements covering a period of 12 months beginning within three months after the effective date of the subject registration statement; and

(p) otherwise use its best efforts to take all other steps necessary to effect the registration of such Registrable Shares contemplated hereby.

Each holder of the Registrable Shares, upon receipt of any notice from the Corporation of any event of the kind described in Section 6(h) hereof, shall forthwith discontinue disposition of the Registrable Shares pursuant to the registration statement covering such Registrable Shares until such holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 6(h) hereof, and, if so directed by the Corporation, such holder shall deliver to the Corporation all copies, other than permanent file copies then in such holder’s possession, of the prospectus covering such Registrable Shares at the time of receipt of such notice.

Section 7. Expenses.

All reasonable and customary offering expenses incurred by the Corporation and the Investors in complying with their obligations pursuant to this Agreement (excluding underwriting fees, commissions, discounts and allowances) and in connection with the registration and disposition of Registrable Shares, including, without limitation, all registration and filing fees (including all expenses incident to filing with the National Association of Securities Dealers, Inc. (“NASD”), fees and expenses of complying with securities and blue sky laws, printing expenses, fees and expenses of the Corporation’s counsel and accountants and fees and expenses of one counsel selected by the holders of a majority of the Registrable Shares for that particular registration shall be paid by the Corporation; provided, however, that all underwriting discounts, selling commissions applicable to the Registrable Shares and Other Shares shall be borne by the holders selling such Registrable Shares and Other Shares, in proportion to the number of Registrable Shares and Other Shares sold by each such holder.

Section 8. Indemnification.

(a) In connection with any registration of any Registrable Shares under the Securities Act pursuant to this Agreement, the Corporation shall indemnify and hold harmless each holder of Registrable Shares, each of such holder’s officers, directors, employees, members, partners, and advisors and their respective Affiliates, each underwriter, broker or any other person acting on behalf of such holder of Registrable Shares and each other Person, if any, who controls any of the foregoing Persons within the meaning of the Securities Act (each of the above, an “Indemnitee”) against any losses, claims, damages, liabilities, or actions joint or several (or actions in respect thereof), to which any Indemnitee may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or allegedly untrue statement of a material fact contained in the registration statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein or otherwise filed with the Commission, any amendment or supplement thereto or any document incident to registration or qualification of any Registrable Shares, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or, with respect to any prospectus, necessary to make the statements therein in light of the circumstances under which they were made not misleading, or any violation by the Corporation of the Securities Act or state securities or blue sky laws applicable to the Corporation or relating to action or inaction required of the Corporation in connection with such registration or qualification under such state securities or blue sky laws; and shall reimburse such Indemnitee for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Corporation shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action (including any legal or other expenses incurred) arises out of or is based upon an untrue statement or allegedly untrue statement or omission or alleged omission made in said registration statement, preliminary prospectus, final prospectus, amendment, supplement or document incident to registration or qualification of any Registrable Shares in reliance upon and in conformity with written information furnished to the Corporation by such holder of Registrable Shares or the Indemnitee operating on its behalf specifically for use in the preparation thereof.

(b) In connection with any registration of Registrable Shares under the Securities Act pursuant to this Agreement, each holder of Registrable Shares shall severally (based on the percentage of all Registrable, Primary and Other Shares included in such registration that were owned by such holder) and not jointly indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 8(a)) the Corporation, each director of the Corporation, each officer of the Corporation who shall sign such registration statement, each underwriter, broker or other person acting on behalf of the holders of Registrable Shares and each person who controls any of the foregoing persons within the meaning of the Securities Act with respect to any statement or omission from such registration statement, any preliminary prospectus or final prospectus contained therein or otherwise filed with the Commission, any amendment or supplement thereto or any document incident to registration or qualification of any Registrable Shares, if such statement or omission was made in reliance upon and in conformity with written information furnished to the Corporation or such underwriter by such holder of Registrable Shares specifically for use in connection with the preparation of such registration statement, preliminary prospectus, final prospectus, amendment, supplement or document; provided, however, that the maximum amount of liability in respect of such indemnification shall be limited, in the case of each holder of Registrable Shares, to an amount equal to the net proceeds actually received by such holder from the sale of Registrable Shares effected pursuant to such registration.

(c) Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in this Section 8, such indemnified party will, if a claim in respect thereof is made against an indemnifying party, give written notice to the latter of the commencement of such action. The failure of any indemnified party to notify an indemnifying party of any such action shall not (unless such failure shall have a material adverse effect on the indemnifying party) relieve the indemnifying party from any liability in respect of such action that it may have to such indemnified party hereunder. In case any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be responsible for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof; provided, however, that if any indemnified party shall have reasonably concluded that there may be one or more legal or equitable defenses available to such indemnified party which are additional to or conflict with those available to the indemnifying party, or that such claim or litigation involves or could have an effect upon matters beyond the scope of the indemnity agreement provided hereunder, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party (but shall have the right to participate therein with counsel of its choice) and such indemnifying party shall reimburse such indemnified party and any Person controlling such indemnified party for that portion of the fees and expenses of any counsel retained by the indemnified party which is reasonably related to the matters covered by the indemnity agreement provided hereunder. If the indemnifying party is not entitled to, or elects not to, assume the defense of a claim, it will not be obligated to pay the fees and expenses of more than one counsel with respect to such claim. An indemnifying party will not be subject to any liability for any settlement made by an indemnified party without the consent of such indemnifying party (but such consent will not be unreasonably withheld).

(d) If the indemnification provided for hereunder is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, claim, damage, liability or action referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amounts paid or payable by such indemnified party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which resulted in such loss, claim, damage, liability or action as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties agree that it would not be just and equitable if contribution pursuant hereto were determined by pro rata allocation or by any other method or allocation which does not take account of the equitable considerations referred to herein. No person guilty or liable of fraudulent misrepresentation shall be entitled to contribution from any person.

Section 9. Information by Holder; Conditions to Participation in Underwritten Offering.

(a) The Investors shall furnish to the Corporation such written information regarding the Investors and the distribution proposed by any Investors as the Corporation may reasonably request in writing and as shall be reasonably required in connection with any registration referred to in this Agreement.

(b) No holder of Registrable Shares may participate in any registration hereunder which is underwritten unless such holder (i) agrees to sell such holder’s securities on the basis provided in the relevant underwriting agreement, (ii) provides any required information and completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements so long as all of the foregoing shall be completed and executed by all holders and (iii) cooperates with the Corporation’s reasonable information requests in connection with such registration or qualification (it being understood that the Corporation’s failure to perform its obligations hereunder, which failure is caused by such holder’s failure to cooperate, will not constitute a breach by the Corporation of this Agreement). Such holder shall not be required to provide for indemnification obligations on the part of such holder that are greater than its obligations pursuant to Section 8(b).

Section 10. Exchange Act Compliance.

From the Registration Date or such earlier date as a registration statement filed by the Corporation pursuant to the Exchange Act relating to any class of the Corporation’s securities shall have become effective, the Corporation shall comply with all of the reporting requirements of the Exchange Act applicable to it and shall comply with all other public information reporting requirements of the Commission which are conditions to the availability of Rule 144. The Corporation shall cooperate with the Investors in supplying such information as may be necessary for the Investors to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of Rule 144.

Section 11. No Conflict of Rights; Future Rights.

The Corporation shall not, after the date hereof, grant any registration rights which conflict with or impair the rights granted to the Investors hereby. If at any time following the date hereof, the Corporation shall grant to any present or future stockholder of the Corporation rights to in any manner cause or participate in any registration statement of the Corporation that, in the judgment of the Investors, are superior to or conflict with the rights granted to the Investors hereby, such grant shall be null, void and ultra vires.

Section 12. Termination.

This Agreement shall terminate and be of no further force or effect when there shall no longer be any Registrable Shares outstanding.

Section 13. Benefits of Agreement; Third Party Beneficiaries.

Except as provided herein, this Agreement shall bind and inure to the benefit of the Corporation, the Investors and subject to Section 14, the respective successors and assigns of the Corporation and the Investors. The managing underwriter(s) of the IPO or QIPO are intended third party beneficiaries of the agreements of the Investors contained in Section 5.

Section 14. Transfer and Assignment.

The rights provided in this Agreement may be transferred by each Investor to a member of such Investor’s Group (as defined in the Stockholders’ Agreement).

Each Investor may assign its rights hereunder to any purchaser or transferee of Registrable Shares; provided, however, that such purchaser or transferee shall, as a condition to the effectiveness of such assignment, be required to execute a counterpart to this Agreement agreeing to be treated as an Investor whereupon such purchaser or transferee shall have the benefits of, and shall be subject to the restrictions contained in, this Agreement as if such purchaser or transferee was originally included in the definition of an Investor herein and had originally been a party hereto. The Corporation may not assign any rights hereunder without the consent of the Investors.

Section 15. Entire Agreement.

This Agreement, and the other writings referred to herein or delivered pursuant hereto, contain the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or understandings with respect thereto. The parties hereto represent and warrant that there are no other agreements or understandings regarding any of the subject matter hereof other than as set forth herein and covenant not to enter into any such agreements or understandings after the date hereof except pursuant to an amendment, modification or waiver of the provisions of this Agreement.

Section 16. Notices.

All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or sent by facsimile, nationally-recognized overnight courier or first class registered or certified mail, return receipt requested, postage prepaid, addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by such party to the other parties:

if to the Corporation:

Eyeblaster Inc.

135 West 18th Street, 5th Floor New York, NY 10011

Telephone: 646-202-1320

Fax: 212-686-9208

Attention: Gal Trifon

with a copy to:

Eyeblaster Ltd.

POBox 2041,

Ra’anana, 43100 Israel

Telephone: 972-9776-0800 Fax: 972-9741-3338

Attention: Nir Yaron

and with a copy to:

Erdinast Ben Nathan & Co., Advocates

Museum Tower – 13th floor,

4 Berkowitz St., Tel Aviv

Fax: (+972) 3 777 0101

Attention: Roy Caner, Adv.

(i) if to the Investors, to their respective addresses set forth on Annex 1 hereto.

All such notices, requests, consents and other communications shall be deemed to have been delivered (a) in the case of personal delivery or delivery by facsimile, on the date of such delivery, (b) in the case of dispatch by nationally-recognized overnight courier, on the next business day following such dispatch and (c) in the case of mailing, on the third business day after the posting thereof.

Section 17. Modifications; Amendments; Waivers.

The terms and provisions of this Agreement may not be modified or amended except pursuant to a writing signed by the Corporation and (i) holders of a majority of the Preferred Stock; and (ii) Investors holding at least a majority of all Registrable Shares then outstanding and held by Common Holders. Any waiver of any provision of this Agreement requested by any party hereto must be granted in advance, in writing by the party granting such waiver.

Section 18. Counterparts; Facsimile Signatures.

This Agreement may be executed in any number of original or facsimile counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

Section 19. Headings.

The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

Section 20. Governing Law; Consent to Jurisdiction and Venue; Waiver of Jury Trial.

This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any law or rule that would cause the laws of any jurisdiction other than the State of Delaware to be applied.

ANY ACTION OR PROCEEDING AGAINST THE PARTIES RELATING IN ANY WAY TO THIS AGREEMENT MAY BE BROUGHT AND ENFORCED IN THE COURTS OF THE STATE OF NEW YORK OR THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, TO THE EXTENT SUBJECT MATTER JURISDICTION EXISTS THEREFOR, AND THE PARTIES IRREVOCABLY SUBMIT TO THE JURISDICTION OF BOTH SUCH COURTS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING. EACH OF THE PARTIES IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH ACTION OR PROCEEDING IN THE COURTS OF THE STATE OF NEW YORK LOCATED IN NEW YORK COUNTY OR THE SOUTHERN DISTRICT OF NEW YORK AND ANY CLAIM THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN ANY INCONVENIENT FORUM. ANY JUDGMENT MAY BE ENTERED IN ANY COURT HAVING JURISDICTION THEREOF.

EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

Section 21. Severability.

It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the law and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, in the event that any provision of this Agreement would be held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

*    *    *    *

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement on the date first written above.

EYEBLASTER, INC.

By:	/s/ NIR YARON	/s/ GAL TRIFON
Name:	Nir Yaron	Gal Trifon
Title:	C.O.O	C.F.O.

INVESTORS:

SYCAMORE TECHNOLOGIES VENTURES L.P.

By:	/s/ SYCAMORE TECHNOLOGIES VENTURES L.P.
Name:
Title:

INSIGHT VENTURE PARTNERS IV, L.P.

By: Insight Venture Associates IV, L.L.C.
its General Partner

By:	/s/ DEVEN PAREKH
Name:	Deven Parekh
Title:	Managing Director

INSIGHT VENTURE PARTNERS (CAYMAN) IV, L.P.

By: Insight Venture Associates IV, L.L.C.
its Investment General Partner

By:	/s/ DEVEN PAREKH
Name:	Deven Parekh
Title:	Managing Director

INSIGHT VENTURE PARTNERS IV (CO-INVESTORS), L.P.

By: Insight Venture Associates IV, L.L.C.,
its General Partner

By:	/s/ DEVEN PAREKH
Name:	Deven Parekh
Title:	Managing Director

INSIGHT VENTURE PARTNERS IV (FUND B), L.P.

By: Insight Venture Associates IV, L.L.C.,
its General Partner

By:	/s/ DEVEN PAREKH
Name:	Deven Parekh
Title:	Managing Director

THE TRUST COMPANY OF RAZGALILI LAW OFFICES LTD.

By:	/s/ GUY GALILI
Name:	Guy Galili
Title:	Director

MAAYAN MARGOLIN

By:	/s/ MAAYAN MARGOLIN
Name:
Title:

CUBIT INVESTMENTS LTD.

By:	/s/ GUY GAMZU
Name:	Guy Gamzu
Title:

GERSHON BERES

By:	/s/ GERSHON BERES
Name:
Title:

G.M. TRUST COMPANY, LTD.

By:	/s/ G.M. TRUST COMPANY, LTD.
Name:
Title:

A.L.I.T. INVESTMENTS LTD.

By:	/s/ A.L.I.T. INVESTMENTS LTD.
Name:
Title:

J.R. TECH, LTD.

By:	/s/ JOSEPH SHALGI
Name:	Joseph Shalgi
Title:	Director

J. SHALGI HOLDINGS LTD.

By:	/s/ JOSEPH SHALGI
Name:	Joseph Shalgi
Title:	Director

H.Y.D. TRUSTEES (1991) LTD.

By:	/s/ H.Y.D. TRUSTEES (1991) LTD.
Name:
Title:

ISRAMTEC, INC.

By:	/s/ ISRAMTEC, INC.
Name:
Title:

VERNAVEX S.A.

By:	/s/ VERNAVEX S.A.
Name:
Title:

DIGITAL ADVERTISING CONSORTIUM INC.

By:	/s/ DIGITAL ADVERTISING CONSORTIUM INC.
Name:
Title:

INTERMIX MEDIA, INC. (FORMERLY - EUNIVERSE, INC.)

By:
Name:
Title:

AMIR HARDOOF
/s/ AMIR HARDOOF

GAL TRIFON

/s/ GAL TRIFON

NB INTERNET TECHNOLOGIES, LLC

By:	/s/ NB INTERNET TECHNOLOGIES, LLC
Name:
Title:

OZ INTERNET TECHNOLOGIES, LLC

By:	/s/ OZ INTERNET TECHNOLOGIES, LLC
Name:
Title:

DE-KALO, BEN YEHUDA AND CO LTD.

By:
Name:
Title

SHARON BATSRATI

/s/ SHARON BATSRATI

NIR YARON

/s/ NIR YARON

JENNIFER RAIDER

JULIAN ZILBERBRAND

NILI OSTROV

PAUL KADIN

STEVEN GOLDBERG

TOM JENE

ALEXIS MITELPUNKT
/s/ ALEXIS MITELPUNKT

AMOS RABBER
/s/ AMOS RABBER

DORON RABANYAN

EYAL SHAPIRA
/s/ EYAL SHAPIRA

HAGI EREZ

ITAY COHEN

MERAV TABAKMAN